Exhibit 99.1

 Kenexa Announces Financial Results for First-Quarter 2006

WAYNE, PA – May 1, 2006 — Kenexa (Nasdaq: KNXA), a leading provider of software, services and proprietary content that enable organizations to more effectively recruit and retain employees, today announced its operating results for the first quarter ended March 31, 2006.

For the first quarter of 2006, Kenexa reported total revenue of $23.0 million, representing an increase of 61% over the $14.3 million recorded for the first quarter of 2005. Subscription revenue and professional services and other revenue for the quarter increased 62% and 54%, respectively, over the first quarter of 2005, to $17.6 million and $5.4 million, respectively.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “We are very pleased with the Company’s performance in the first quarter, which was highlighted by top and bottom line results that were ahead of our expectations. The combination of our strong first quarter results and continued momentum leads us to again raise our financial outlook for 2006.”  Karsan added, “Our ability to deliver an end-to-end, total solution is differentiated in the market place and our market share gains are evidence that this is what customers are demanding. We believe our unique value proposition, combined with a low-cost, global delivery service model, provides Kenexa with a long-term competitive advantage.”

Kenexa’s income from operations before income tax and interest income or expense, determined in accordance with generally accepted accounting principles (GAAP), was $3.4 million for the three months ended March 31, 2006, compared with income of $1.7 million for the corresponding period of 2005. Net income available to common shareholders was $3.3 million or $0.17 per diluted share for the quarter. This compares to a net loss available to common shareholders of $(9.7) million, or a loss of $(1.88) per basic share for the same period of 2005.

Non-GAAP income from operations before income taxes and interest expense, which excludes stock-based compensation expense and amortization of intangibles associated with recent M&A transactions, for the three months ended March 31, 2006 was $4.1 million compared with $1.8 million during the same period last year, representing a 124% increase year over year.

Non-GAAP net income (loss) available to common shareholders diluted earnings (loss) per share were $0.21 and $(1.85) for the quarters ended March 31, 2006 and 2005, respectively. A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash and cash equivalents of $79.5 million at March 31, 2006, an increase from $43.5 million at the end of the prior quarter. The increase in cash was the result of the approximately $67 million in net proceeds from the Company’s follow-on equity transaction completed during the March quarter and positive cash from operations, offset by the purchase of Webhire for approximately $32 million. An important driver to the Company’s cash flow is deferred revenue, which ended the quarter at $16.3 million, an increase of over 190% on a year-over-year basis.

Don Volk, Chief Financial Officer of Kenexa, stated, “The strength of our first quarter results, and in particular our record non-GAAP profitability, demonstrates the scalability of our business model and our ability to quickly integrate and leverage acquisitions. The company is executing on its initiatives, and we are optimistic about our outlook for the remainder of 2006.”

Business Outlook

Based on information as of May 1, 2006, the Company is issuing guidance for the second quarter and full year 2006 as follows:

Second Quarter 2006: The Company expects revenue to be $23.5 to $24.0 million, subscription revenue to be $18.7 to $19.0 million and pro forma operating income to be $4.0 to $4.2 million. Assuming a 6% tax rate (due to Kenexa’s NOL carryforwards) and 21.2 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $0.20 to $0.21.

Full Year 2006: The Company’s expects revenue to be $98 to $100 million, subscription revenue to be $77 to $79 million and pro forma operating income to be $17.3 to $18.2 million. Assuming a 6% tax rate (due to Kenexa’s NOL carryforwards) and 20.9 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $0.88 to $0.93.

Other Quarter Highlights

•                  More than 15 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually), bringing the total number of preferred partners to over 250.

•                  Existing customers continued to purchase additional solutions from Kenexa. The average annual revenue from the Company’s top 80 customers was greater than $600,000, an increase from the $550,000 level in the prior quarter.

•                  Revenue during the first quarter was diverse across the customer base, with no customers accounting for more than 10% of quarterly revenue and the top 5 customers representing less than 25% of revenue.

Kenexa will host a conference call today, May 1, 2006, at 5:00 pm (EST) to discuss the Company’s financial results and financial guidance. To access this call, dial 800-811-8824 (domestic) or 913-981-4903 (international). A replay of this conference call will be available through May 8, 2006, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4093315. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Kenexa’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Kenexa

Kenexa Corporation (www.kenexa.com) provides software, services and proprietary content that enable organizations to more effectively recruit and retain employees. Kenexa solutions include applicant tracking, employment process outsourcing, phone screening, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Kenexa is headquartered in Wayne, Pa. More information about Kenexa and its global locations can be accessed at www.kenexa.com.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of Non-GAAP income from operations before income taxes and interest expense which excludes stock based compensation and amortization of intangibles associated with recent M&A transactions and is reconciled to income from operations before income taxes and interest expense which we believe is the most comparable GAAP measure. Additionally this release includes Non-GAAP net income (loss) available to common shareholders which excludes stock based compensation and amortization of intangibles associated with recent M&A transactions and is reconciled to net income (loss) available to common shareholders which we believe is the most comparable GAAP measure.  The Non-GAAP net income (loss) available to common shareholders per share is disclosed in tabular form to present the data used in the calculation of the per share data. The pro forma weighted shares contained in the table are reconciled to the weighted shares outstanding which we believe is the most comparable GAAP measure. We use these non-GAAP financial measures for internal managerial purposes as a means to evaluate period-to-period comparisons. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income from operations before income taxes and interest expense, calculated in accordance with generally accepted accounting principles.

Contact

MEDIA CONTACT:

Sarah Teten Kenexa (800) 391-9557 sarah.teten@kenexa.com	Jeanne Achille The Devon Group (732) 542-2000, ext. 11 jeanne@devonpr.com

INVESTOR CONTACT:

Kori Doherty
Integrated Corporate Relations
(617) 217-2084

kdoherty@icrinc.com

KENEXA CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited)

(In thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$79,481	$43,499
Accounts receivable, net of allowance for doubtful accounts of $526 and $447	12,188	10,306
Unbilled receivables	775	312
Deferred income taxes	8,129	2,519
Prepaid expenses and other current assets	3,173	2,134
Total current assets	103,746	58,770
Property and equipment, net of accumulated depreciation	5,871	4,737
Software, net of accumulated depreciation	1,451	850
Goodwill	38,358	8,815
Intangible assets, net of accumulated amortization	1,154	125
Deferred financing costs, net of accumulated amortization	137	50
Other assets	673	552
Total assets	$151,390	$73,899

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$2,966	$2,306
Notes payable, current	96	95
Commissions payable	928	834
Other accrued liabilities	3,229	2,177
Accrued compensation and benefits	4,876	4,590
Deferred revenue	16,164	12,588
Capital lease obligations	268	219
Total current liabilities	28,527	22,809

Capital lease obligations, less current portion	179	185
Notes payable, noncurrent	84	108
Other noncurrent liabilities	43	55
Total liabilities	28,833	23,157

Shareholders’ equity
Class A common stock, $0.01 par value; 100,000,000 shares authorized; 20,200,126 and 17,459,044 shares issued, respectively	202	174
Additional paid-in capital	164,623	97,140
Deferred Compensation	0	(1,040)
Notes receivable for class A common stock	(90)	(120)
Accumulated other comprehensive loss	(75)	(30)
Accumulated deficit	(42,103)	(45,382)
Total shareholders’ equity	122,557	50,742

Total liabilities and shareholders’ equity	$151,390	$73,899

KENEXA CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(In thousands except share and per share amounts)

	Quarter Ended
	March 31
	2006	2005

Revenue:
Subscription revenue	$17,593	$10,871
Other revenue	5,422	3,461

Total revenue	23,015	14,332

Cost of revenue (exclusive of depreciation, shown separately below)	6,354	4,060

Gross profit	16,661	10,272

Operating expenses:
Sales and marketing	5,728	3,603
General and administrative	5,287	3,313
Research and development	1,536	1,120
Depreciation and amortization	722	552

Total operating expenses	13,273	8,588

Income from operations before income taxes and interest expense	3,388	1,684

Interest (income) expense	(120)	12

Interest expense on mandatory redeemable shares	0	8,534

Income (loss) from operations before income tax	3,508	(6,862)

Income tax expense (benefit) on operations	229	40

Net income (loss)	3,279	(6,902)

Accretion of redeemable class B and C common shares	0	2,797

Net Income (loss) available to common shareholders	$3,279	$(9,699)

Basic net income (loss) per weighted average common share outstanding:	$0.18	$(1.88)

Weighted average number of common shares outstanding used in calculation of basic net income (loss) per share	18,217,945	5,169,870

Diluted net income (loss) per weighted average common share outstanding:	$0.17	$(1.88)

Weighted average number of common shares outstanding used in calculation of diluted net income (loss) per share	18,952,231	5,169,870

KENEXA CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share amounts)

	Quarter Ended
	March 31
	2006	2005

Non-GAAP income from operations excludes stock-based compensation and amortization of intangibles

Non-GAAP income from operations calculation:

Income from operations before income taxes and interest expense	$3,388	$1,684

Stock-based compensation expense	571	158

Amortization of intangibles associated with acquisitions	161	0

Non-GAAP income from operations before income taxes and interest expense	$4,120	$1,842

Weighted average number of common shares outstanding used in calculation of basic net loss per share	18,217,945	5,169,870

Pro forma issuance of 5 million and 2.4 million shares and conversion of all preferred and common shares and certain warrants on January 1, 2005 and March 8, 2006, respectively.	—	13,048,075

Dilutive effect of options and warrants	734,286	734,286

Shares used in share calculation of pro forma earnings (loss) per diluted share	18,952,231	18,952,231

Pro forma earnings (loss) per diluted share	$0.22	$0.10

Net Income (loss) available to common shareholders	$3,279	$(9,699)
Stock-based compensation expense	571	158
Amortization of intangibles associated with acquisitions	161	—
Non-GAAP net income (loss) available to common shareholders	$4,011	$(9,541)

Non-GAAP net income (loss) per diluted share	$0.21	$(1.85)

Other Non-GAAP measures referenced on earnings call excludes stock based compensation:

Gross profit	$16,661	$10,272
Add: stock-based compensation expense	116	—
Non-GAAP Gross profit	$16,777	$10,272

Non-GAAP gross margin	73%	72%

Sales and marketing	$5,728	$3,603
Less: stock-based compensation expense	(201)	—
Non-GAAP sales and marketing	$5,527	$3,603

General and administrative	$5,287	$3,313
Less: stock-based compensation expense	(219)	(158)
Non-GAAP general and administrative	$5,068	$3,155

Other Non-GAAP measures referenced on earnings call excludes stock based compensation: (Continued)

Research and development	$1,536	$1,120
Less: stock-based compensation expense	(35)	—
Non-GAAP research and development	$1,501	$1,120

KENEXA CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months
	31-Mar-06	31-Mar-05
OPERATING ACTIVITIES:
Net Income (loss)	$3,279	$(6,902)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash compensation	572	158
Excess tax benefits from share-based payment arrangements	(361)	—
Depreciation and amortization	722	562
Amortization of deferred financing costs	32	22
Bad debt expense	4	34
Accrued Interest on mandatory redeemable preferred stock	—	8,534
Changes in assets and liabilities which provided (used) cash:	—	—
Accounts and unbilled receivables	(241)	(105)
Deferred taxes	(576)	—
Prepaid expenses and other current assets	(588)	(55)
Other assets	87	15
Accounts payable	(42)	(673)
Accrued compensation and other accrued liabilities	(332)	63
Commissions payable	94	136
Deferred revenue	(1,737)	(1,078)
Other liabilities	(11)	39
Net cash provided by operations	902	750

INVESTING ACTIVITIES:
Property and equipment acquired-net of retirements	(879)	(328)
Acquisition, net of cash acquired	(32,069)	—
Net cash used in investing activities	(32,948)	(328)

FINANCING ACTIVITIES:
Repayments of notes payable	(49)	—
Repurchases of common shares	—	(515)
Collections of notes receivable	30	—
Excess tax benefits from share-based payment arrangements	361	—
IPO costs	—	(157)
Net Proceeds from follow-on offering of common stock	67,333	—
Net Proceeds from Option Exercises	694	—
Deferred financing costs	(119)	(13)
Payments on capital lease obligations	(174)	(75)
Net cash provided by (used in) financing activities	68,076	(760)

Effect of exchange rate changes on cash and cash equivalents	(48)	0

NET INCREASE (DECREASE) IN CASH	35,982	(338)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	43,499	9,494
CASH AND CASH EQUIVALENTS, END OF PERIOD	$79,481	$9,156

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION CASH PAID DURING THE QUARTER FOR:

Interest expense	$344	$20
Income taxes	$965	$90

Non-cash investing and financing activities

Capital lease obligations	$56	$—
Notes receivable applied to accrured bonus	$—	$151
Accretion of class B common stock and class C common stock to redemption value	$—	$2,797